                                                                  EXHIBIT 12(B)

I, Elizabeth M. Forget, President and I, Jeffrey A. Tupper, Chief Financial Officer and Treasurer of Met Investors Series Trust (the "Trust"), each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:   /s/ Elizabeth M. Forget
      ------------------------
      Elizabeth M. Forget
      President

By:   /s/ Jeffrey A. Tupper
      ------------------------
      Jeffrey A. Tupper
      Chief Financial Officer
      and Treasurer

Date: February 24, 2006